Artisan Partners Asset Management Inc. Reports 1Q26 Results and Quarterly Dividend
Milwaukee, WI - April 28, 2026 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter ended March 31, 2026, and declared a quarterly dividend.
Chief Executive Officer Jason Gottlieb said: "Our first quarter results demonstrated continued progress on our strategic initiatives, the resilience of our business model and disciplined execution in a volatile environment.

"During the quarter, we closed the acquisition of Grandview Property Partners, onboarded the team, and laid the groundwork for the launch of their next flagship private equity real estate fund later this year. Our two credit-oriented teams also continued to deliver strong investment performance and business development results. We raised $280 million in the Artisan Global Unconstrained Fund, bringing assets under management to more than $1 billion. Across the EMsights Capital Group and Credit team, we raised a combined $1.1 billion, representing an annualized organic growth rate of 23%.

“Our long-term investment performance remains strong. Recent highlights include Morningstar nominating the Global Value team’s Dan O’Keefe for the 2026 Morningstar Award for Investing Excellence: Outstanding Equity Portfolio Manager, and Lipper naming the Artisan Global Value Fund, institutional class, the best fund in its Global Large-Cap Value Funds category for the three-, five-, and ten-year periods ended December 31, 2025. The Sustainable Emerging Markets strategy generated three-year average annual outperformance of 280 basis points, net of fees, and saw over $250 million of inflows in the first quarter. In addition, the Global Equity and Non-U.S. Growth strategies generated three-year average annual outperformance of 620 and 440 basis points, net of fees, respectively. Both strategies have delivered more than 280 basis points of average annual outperformance since their respective inception dates.

"Strong flows into our credit-oriented businesses were offset by attrition in our equity strategies, resulting in firmwide net outflows of $3 billion. Across the equity strategies, we saw clients de-risking, reallocating after periods of asset class outperformance, and, in some cases, shifting to passive alternatives.

"While we expect pressure on equity flows to persist, we continue to invest in our distribution capabilities, expand our presence in the intermediated wealth channel and EMEA, and broaden our investment vehicle lineup to better align with client demand. Combined with the expansion of our platform across fixed income and alternatives, we believe these investments will help maintain our long-term growth trajectory.

"In the first quarter of 2026, average assets under management and revenues both increased 9% compared to the first quarter of 2025, while operating income and adjusted operating income increased 10% and 6%, respectively. From a financial perspective, 2026 is building on the strong foundation laid in 2025, when we achieved record assets under management and our second-highest annual revenues.

"As the asset management landscape continues to evolve, we are prioritizing business development and platform expansion in credit and alternatives through existing team capabilities, lift-outs, and M&A. Our strong balance sheet and cash flows provide multiple options to fund future growth. We intend to further leverage our enhanced transactional and operational capabilities, allocate capital toward high-conviction investments, and return meaningful capital to our shareholders."

AUM and Flows

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
	(unaudited, in millions)

Beginning assets under management	$179,928	$181,306	$161,208
Gross client cash inflows	9,188	7,703	7,014
Gross client cash outflows	(12,305)	(13,333)	(9,854)
Net client cash flows	(3,117)	(5,630)	(2,840)
Acquisitions[1]	880	—	—
Artisan Funds' distributions not reinvested[2]	(134)	(1,511)	(116)
Investment returns and other	(4,576)	5,763	4,138
Ending assets under management	$172,981	$179,928	$162,390
Average assets under management	$182,403	$180,889	$166,743
Financial Results
The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$173.0	$179.9	$162.4
Average	182.4	180.9	166.7

Consolidated Financial Results (GAAP)
Revenues	$303.0	$335.5	$277.1
Operating income	94.2	131.5	86.5
Operating margin	31.1%	39.2%	31.2%
Net income attributable to Artisan Partners Asset Management Inc.	$58.0	$94.8	$61.1
Basic earnings per share	0.76	1.32	0.82
Diluted earnings per share	0.76	1.32	0.82

Adjusted[3] Financial Results
Adjusted operating income	$94.2	$134.8	$89.0
Adjusted operating margin	31.1%	40.2%	32.1%
Adjusted EBITDA[4]	$98.4	$139.9	$93.6
Adjusted net income	70.8	102.2	67.0
Adjusted net income per adjusted share	0.87	1.26	0.83

______________________________________
1 Represents the closing of Grandview Property Partners acquisition.
2 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
3 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
4 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

Capital Management & Balance Sheet
Cash and cash equivalents were $271.1 million at March 31, 2026, compared to $214.4 million at December 31, 2025. During the March 31, 2026 quarter, the Company paid a dividend of $1.58 per share of Class A common stock, consisting of a variable quarterly dividend of $1.01 per share of Class A common stock with respect to the December 2025 quarter and a special dividend of $0.57 per share. The Company had total borrowings of $190.0 million at March 31, 2026 and December 31, 2025.
During the March 2026 quarter, the Company invested $50.6 million of cash to economically hedge the franchise capital long-term incentive awards that were approved in January 2026. Total assets at March 31, 2026 includes $255.0 million of investments held to economically hedge compensation plans.
As a result of the acquisition of Grandview Property Partners during the March 2026 quarter, the Company recorded goodwill of $39.5 million, intangible assets of $8.0 million and contingent consideration payable of $25.1 million.
Total stockholders’ equity was $433.1 million at March 31, 2026, compared to $478.1 million at December 31, 2025. The Company had 71.0 million Class A common shares outstanding at March 31, 2026. The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.4x at March 31, 2026.
Dividend
The Company’s board of directors declared a variable quarterly dividend of $0.77 per share of Class A common stock with respect to the March 2026 quarter. The variable quarterly dividend represents approximately 80% of the cash generated in the March 2026 quarter and will be paid on May 29, 2026, to shareholders of record as of the close of business on May 15, 2026. Based on our projections and subject to change, we expect some portion of the 2026 dividend payments to constitute a return of capital for tax purposes.
Subject to board approval each quarter, we currently expect to pay a quarterly dividend of approximately 80% of the cash the Company generates each quarter from operations. We expect cash generation will generally equal adjusted net income plus long-term incentive compensation expense, less cash reserved for future franchise capital awards, with additional adjustments made for certain other sources and uses of cash, including capital expenditures. After the end of the year, our board will consider payment of a special dividend from the 20% withheld each quarter plus any discrete sources and uses of cash throughout the year, including gains realized upon seed capital redemptions and investments redeemed in connection with forfeited franchise capital awards.
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Conference Call
The Company will host a conference call on April 29, 2026, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Jason Gottlieb, Chief Executive Officer and President, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10207226. A replay of the call will be available until May 6, 2026, at 9:00 a.m. (Eastern Time), by dialing 855.669.9658 or 412.317.0088 for international callers; the replay conference ID is 4787506. An audio recording will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions for whatever reason, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other matters that cause damage to our reputation, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026, as such factors may be updated from time to time. Our periodic and current reports are accessible on the SEC's website at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Assets Under Management (AUM) refers to the assets of pooled vehicles and separate accounts to which Artisan Partners provides services. Artisan Partners’ AUM as reported here includes assets for certain strategies for which Artisan Partners provides model portfolios to managed account sponsors, for which we earn only investment-related service fees. Model assets are generally reported on a lag not exceeding one quarter and represented $314 million, $123 million, and $113 million in aggregate as of March 31, 2026, December 31, 2025, and March 31, 2025, respectively. Artisan's definition of AUM is not based on any definition of Assets Under Management contained in Form ADV or in any of Artisan's investment management agreements.
Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results. In these materials we present relative performance, sourced from Artisan Partners, MSCI, Russell, S&P, JP Morgan and ICE BofA. Current performance may be lower or higher than the performance shown.
Unless otherwise noted, composite returns have been presented gross of investment advisory fees applied to client accounts, but include applicable trade commissions and transaction costs. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the composite. Fees may be higher for certain pooled vehicles, and the composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Certain Artisan composite returns may be represented by a single account.
In these materials, we present Value Added, which is the difference between an Artisan strategy's average annual return and the return of its respective benchmark. We may also present Excess Returns (alpha), which are an estimate of the amount in dollars by which Artisan's investment strategies have outperformed or underperformed their respective benchmark. Excess Returns are calculated by (i) multiplying a strategy's beginning-of-year AUM by the difference between the returns (in basis points) of the strategy (gross of fees, unless otherwise indicated) and the benchmark for the ensuing year and (ii) summing all strategies' Excess Returns for each year calculated. Market Returns include all changes in AUM not included in Excess Returns, client cash flows and Artisan Funds distributions not reinvested. The benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is generally the market index most commonly used by our clients to compare the performance of the relevant strategy. For certain strategies that are managed for absolute return, the benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is the index used by the Company’s management to evaluate the performance of the strategy. YTD Relative performance as presented in these materials compares the performance of a strategy's composite to its respective index.

Composites / Indexes used for the comparison calculations described are: Non-U.S. Growth Strategy / International Value Strategy-MSCI EAFE Index; Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy / Franchise Strategy-MSCI All Country World Index; Global Discovery Strategy: MSCI All Country World Small Mid Cap Index; Non-U.S. Small-Mid Growth Strategy-MSCI All Country World Index Ex USA Small Mid Index; U.S. Mid-Cap Growth Strategy-Russell Midcap Growth® Index; U.S. Mid-Cap Value Strategy-Russell Midcap Value® Index; U.S. Small-Cap Growth Strategy-Russell 2000 Growth® Index; Value Equity Strategy-Russell 1000 Value® Index; Developing World Strategy / Sustainable Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-ICE BofA U.S. High Yield Index; Credit Opportunities Strategy-ICE BofA U.S. Dollar 3-Month Deposit Offered Rate Constant Maturity Index; Antero Peak Strategy / Antero Peak Hedge Strategy / Select Equity Strategy / Value Income Strategy-S&P 500® Market Index; International Explorer Strategy-MSCI All Country World Index Ex USA Small Cap; Floating Rate Strategy-S&P UBS Leveraged Loan Index; Global Unconstrained Strategy-ICE BofA 3-Month U.S. Treasury Bill Index; Global Special Situations Strategy-ICE BofA Global High Yield Index; Emerging Markets Debt Opportunities Strategy-J.P. Morgan EMB Hard Currency/Local Currency 50-50; Emerging Markets Local Opportunities Strategy-J.P. Morgan GBI-EM Global Diversified Index. Where applicable, composite returns have been included for the following discontinued strategies and their indexes: Global Small-Cap Growth Strategy (Jul 1, 2013-Dec 31, 2016)-MSCI ACWI Small Cap Index; U.S. Small-Cap Value Strategy (Jun 1, 1997-Apr 30, 2016)-Russell 2000® Index; Non-U.S. Small-Cap Growth Strategy (Jan 1, 2002-Nov 30, 2018)-MSCI EAFE Small Cap Index; China Post-Venture Strategy (Apr 1, 2021-Jun 30, 2025). Index returns do not reflect the payment of fees and expenses. An investment cannot be made directly in an Artisan Partners composite or a market index and the aggregated results are hypothetical.
The Morningstar Awards for Investing Excellence recognize portfolio managers and asset-management firms that demonstrate excellent investment skill, the courage to differ from the consensus to benefit investors, and a commitment to aligning their interests with those of their investors. Morningstar’s manager research analysts conduct in depth qualitative analyses to select nominees and, subsequently, vote to determine the award winner. Find out more at go.morningstar.com/awards. To qualify for the award, one of the manager’s strategies must currently earn a Morningstar Analyst Rating™ of Gold or Silver for at least one vehicle and/or share class. Morningstar Inc.’s awards are based on qualitative evaluation and research, thus subjective in nature and should not be used as the sole basis for investment decisions. Morningstar’s awards are not guarantees of a portfolio’s future investment performance.
The LSEG Lipper Fund Awards, granted annually, highlight funds and fund companies that have excelled in delivering consistently strong risk-adjusted performance relative to their peers. The LSEG Lipper Fund Awards are based on the Lipper Leader for Consistent Return rating, which is a risk-adjusted performance measure calculated over 36, 60 and 120 months. The fund with the highest Lipper Leader for Consistent Return (Effective Return) value in each eligible classification wins the LSEG Lipper Fund Award. For more information, see lipperfundawards.com. Although LSEG makes reasonable efforts to ensure the accuracy and reliability of the data contained herein, the accuracy is not guaranteed by LSEG Lipper. Artisan Funds are available through multiple share classes, which have lower investment minimums and higher fees than the Institutional Share Class.
None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service. The funds and strategies may not be available to all investors in all jurisdictions.
Grandview Property Partners is a separate, wholly-owned subsidiary and a registered investment adviser with the U.S. Securities and Exchange Commission.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global multi-asset investment platform providing a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
866.632.1770
ir@artisanpartners.com

Exhibit 1
Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$192.9	$195.0	$174.7
Separate accounts and other	109.9	111.4	102.4
Performance fees	0.2	29.1	—
Total revenues	303.0	335.5	277.1

Operating expenses
Compensation and benefits	168.7	165.3	155.2
Distribution, servicing and marketing	7.5	7.4	6.4
Occupancy	7.1	7.1	7.4
Communication and technology	13.8	13.2	12.9
General and administrative	11.5	11.0	8.7
Amortization of intangible assets	0.2	—	—
Total operating expenses	208.8	204.0	190.6
Operating income	94.2	131.5	86.5
Interest expense	(2.1)	(2.1)	(2.1)
Interest income on cash and cash equivalents and other	1.9	2.9	2.0
Net investment gain (loss) of consolidated investment products	(2.5)	8.9	7.1
Net investment gain (loss) of nonconsolidated investment products	(5.1)	6.3	3.8
Total non-operating income (expense)	(7.8)	16.0	10.8
Income before income taxes	86.4	147.5	97.3
Provision for income taxes	18.8	29.5	20.0
Net income before noncontrolling interests	67.6	118.0	77.3
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	11.1	17.9	11.9
Less: Net income (loss) attributable to noncontrolling interests - consolidated investment products	(1.5)	5.3	4.3
Net income attributable to Artisan Partners Asset Management Inc.	$58.0	$94.8	$61.1

Basic earnings per share - Class A common shares	$0.76	$1.32	$0.82
Diluted earnings per share - Class A common shares	$0.76	$1.32	$0.82

Average shares outstanding
Class A common shares	66.1	65.7	65.4
Participating unvested restricted share-based awards	5.1	5.3	5.4
Total average shares outstanding	71.2	71.0	70.8

Exhibit 2
Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$58.0	$94.8	$61.1
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	11.1	17.9	11.9
Add back: Provision for income taxes	18.8	29.5	20.0
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	0.0	3.3	2.5
Add back: Net investment (gain) loss of investment products attributable to APAM	6.1	(9.7)	(6.5)
Less: Adjusted provision for income taxes	23.2	33.6	22.0
Adjusted net income (Non-GAAP)	$70.8	$102.2	$67.0

Average shares outstanding
Class A common shares	66.1	65.7	65.4

Assumed vesting or exchange of:
Unvested restricted share-based awards	5.1	5.3	5.4
Artisan Partners Holdings LP units outstanding (noncontrolling interest)	10.1	10.2	10.3
Adjusted shares	81.3	81.2	81.1

Basic earnings per share (GAAP)	$0.76	$1.32	$0.82
Diluted earnings per share (GAAP)	$0.76	$1.32	$0.82
Adjusted net income per adjusted share (Non-GAAP)	$0.87	$1.26	$0.83

Operating income (GAAP)	$94.2	$131.5	$86.5
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	0.0	3.3	2.5
Adjusted operating income (Non-GAAP)	$94.2	$134.8	$89.0

Operating margin (GAAP)	31.1%	39.2%	31.2%
Adjusted operating margin (Non-GAAP)	31.1%	40.2%	32.1%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$58.0	$94.8	$61.1
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	11.1	17.9	11.9
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	0.0	3.3	2.5
Add back: Net investment (gain) loss of investment products attributable to APAM	6.1	(9.7)	(6.5)
Add back: Interest expense	2.1	2.1	2.1
Add back: Provision for income taxes	18.8	29.5	20.0
Add back: Depreciation and amortization	2.3	2.0	2.5
Adjusted EBITDA (Non-GAAP)	$98.4	$139.9	$93.6

Supplemental Non-GAAP Financial Information
The Company's management uses non-GAAP measures (referred to as “adjusted” measures) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, (4) non-recurring expenses (if any) and (5) adjustments to deferred taxes as a result of the enactment of tax laws (if any). These adjusted measures also remove the non-operational complexities of the Company's structure by adding back noncontrolling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide meaningful information to analyze the Company's profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company's non-GAAP measures are as follows:
•Adjusted net income represents net income excluding the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, (4) non-recurring expenses (if any) and (5) adjustments to deferred taxes as a result of the enactment of tax laws (if any). Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting APAM's current federal, state and local income statutory tax rates. The adjusted tax rate was 24.7% for all periods presented.
•Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.
•Adjusted operating income represents the operating income of the consolidated company excluding compensation expense related to market valuation changes in compensation plans and non-recurring expenses.
•Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.
•Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Compensation expense (reversal) related to market valuation changes in compensation plans represents the expense (income) associated with the change in the long-term incentive award liability resulting from investment returns of the underlying investment products. Because the compensation expense impact of the investment market exposure is economically hedged, management believes it is useful to reflect the expected net income offset in the calculation of adjusted operating income, adjusted net income, and adjusted EBITDA. The related investment gain (loss) on the underlying investments is included in the adjustment for net investment gain (loss) of investment products.
Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s investments, in both consolidated sponsored investment products and nonconsolidated sponsored investment products, including investments in sponsored investment products held to economically hedge compensation plans. Excluding these non-operating market gains or losses on investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business. Interest income generated on cash and cash equivalents is considered part of normal operations, and therefore, is not excluded from adjusted net income.
Non-recurring expenses (if any) represents non-recurring professional fees that are not reflective of core operations.
Adjustments to income tax expense as a result of the enactment of tax laws (if any) relates to the remeasurement of deferred tax assets upon enactment.

Exhibit 3
Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	March 31,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$271.1	$214.4
Accounts receivable	140.2	154.5
Investment securities	262.8	228.0
Deferred tax assets	346.4	354.7
Goodwill	39.5	—
Other intangible assets, net	8.0	—
Assets of consolidated investment products	211.5	462.0
Operating lease assets	105.1	105.3
Other	55.8	58.4
Total assets	$1,440.4	$1,577.3

Liabilities and equity
Accounts payable, accrued expenses and other	$43.8	$32.4
Accrued short-term incentive compensation	99.2	28.9
Accrued long-term incentive compensation	115.1	105.4
Contingent consideration	25.1	—
Operating lease liabilities	120.2	120.9
Borrowings	189.2	189.1
Amounts payable under tax receivable agreements	305.2	303.4
Liabilities of consolidated investment products	29.0	14.8
Total liabilities	926.8	794.9

Redeemable noncontrolling interests	80.5	304.3
Total stockholders’ equity	433.1	478.1
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,440.4	$1,577.3

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended		By Investment Team
	Growth	Global Equity	U.S. Value	International Value Group	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Grandview Property Partners	Total
March 31, 2026
Beginning assets under management	$31,259	$15,907	$7,880	$54,010	$37,264	$2,537	$15,051	$4,283	$2,446	$4,913	$4,378	$—	$179,928
Gross client cash inflows	1,884	549	181	2,134	1,320	402	1,372	258	361	189	538	—	9,188
Gross client cash outflows	(3,395)	(1,035)	(247)	(3,603)	(1,470)	(150)	(611)	(643)	(357)	(609)	(185)	—	(12,305)
Net client cash flows	(1,511)	(486)	(66)	(1,469)	(150)	252	761	(385)	4	(420)	353	—	(3,117)
Acquisitions[1]	—	—	—	—	—	—	—	—	—	—	—	880	880
Artisan Funds' distributions not reinvested[2]	—	—	—	(29)	—	—	(101)	—	—	—	(4)	—	(134)
Investment returns and other	(1,465)	428	(308)	(769)	(1,310)	(8)	(181)	(753)	(104)	(161)	36	19	(4,576)
Ending assets under management	$28,283	$15,849	$7,506	$51,743	$35,804	$2,781	$15,530	$3,145	$2,346	$4,332	$4,763	$899	$172,981
Average assets under management[3]	$30,346	$16,729	$7,878	$54,979	$37,676	$2,831	$15,403	$3,894	$2,484	$4,657	$4,656	$890	$182,403

December 31, 2025
Beginning assets under management	$36,750	$15,915	$7,812	$52,656	$35,185	$2,355	$13,991	$4,962	$2,541	$5,065	$4,074	$—	$181,306
Gross client cash inflows	980	493	410	2,113	900	190	1,677	256	162	130	392	—	7,703
Gross client cash outflows	(6,248)	(579)	(627)	(2,301)	(1,461)	(114)	(672)	(474)	(229)	(373)	(255)	—	(13,333)
Net client cash flows	(5,268)	(86)	(217)	(188)	(561)	76	1,005	(218)	(67)	(243)	137	—	(5,630)
Acquisitions[1]	—	—	—	—	—	—	—	—	—	—	—	—	—
Artisan Funds' distributions not reinvested[2]	(83)	(271)	(16)	(924)	(39)	(2)	(98)	—	(23)	(52)	(3)	—	(1,511)
Investment returns and other	(140)	349	301	2,466	2,679	108	153	(461)	(5)	143	170	—	5,763
Ending assets under management	$31,259	$15,907	$7,880	$54,010	$37,264	$2,537	$15,051	$4,283	$2,446	$4,913	$4,378	$—	$179,928
Average assets under management	$34,770	$15,730	$7,713	$53,285	$35,932	$2,468	$14,600	$4,715	$2,523	$4,997	$4,156	$—	$180,889

March 31, 2025
Beginning assets under management	$38,445	$12,934	$7,597	$44,295	$28,679	$1,552	$11,942	$4,100	$2,211	$6,544	$2,909	$—	$161,208
Gross client cash inflows	1,285	181	65	2,908	607	89	1,023	218	97	154	387	—	7,014
Gross client cash outflows	(2,909)	(834)	(203)	(1,986)	(1,535)	(74)	(575)	(237)	(148)	(1,270)	(83)	—	(9,854)
Net client cash flows	(1,624)	(653)	(138)	922	(928)	15	448	(19)	(51)	(1,116)	304	—	(2,840)
Acquisitions[1]	—	—	—	—	—	—	—	—	—	—	—	—	—
Artisan Funds' distributions not reinvested[2]	—	—	—	(24)	—	—	(91)	—	—	—	(1)	—	(116)
Investment returns and other	(2,152)	1,161	81	2,293	2,505	58	135	66	(39)	(75)	105	—	4,138
Ending assets under management	$34,669	$13,442	$7,540	$47,486	$30,256	$1,625	$12,434	$4,147	$2,121	$5,353	$3,317	$—	$162,390
Average assets under management	$38,677	$13,708	$7,700	$46,495	$30,385	$1,614	$12,252	$4,287	$2,259	$6,260	$3,106	$—	$166,743

______________________________________
1 Represents the closing of Grandview Property Partners acquisition.
2 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
3 For Grandview Property Partners, average assets under management is for the period beginning January 2, 2026, when the team was acquired.

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Vehicle
	Artisan Funds & Artisan Global Funds	Separate Accounts and Other [1]	Total
March 31, 2026
Beginning assets under management	$87,875	$92,053	$179,928
Gross client cash inflows	6,353	2,835	9,188
Gross client cash outflows	(7,424)	(4,881)	(12,305)
Net client cash flows	(1,071)	(2,046)	(3,117)
Acquisitions[2]	—	880	880
Artisan Funds' distributions not reinvested[3]	(134)	—	(134)
Investment returns and other	(2,211)	(2,365)	(4,576)
Net transfers[4]	—	—	—
Ending assets under management	$84,459	$88,522	$172,981
Average assets under management	$89,171	$93,232	$182,403

December 31, 2025
Beginning assets under management	$88,040	$93,266	$181,306
Gross client cash inflows	5,261	2,442	7,703
Gross client cash outflows	(6,529)	(6,804)	(13,333)
Net client cash flows	(1,268)	(4,362)	(5,630)
Acquisitions[2]	—	—	—
Artisan Funds' distributions not reinvested[3]	(1,511)	—	(1,511)
Investment returns and other	2,542	3,221	5,763
Net transfers[4]	72	(72)	—
Ending assets under management	$87,875	$92,053	$179,928
Average assets under management	$87,827	$93,062	$180,889

March 31, 2025
Beginning assets under management	$77,614	$83,594	$161,208
Gross client cash inflows	5,019	1,995	7,014
Gross client cash outflows	(5,588)	(4,266)	(9,854)
Net client cash flows	(569)	(2,271)	(2,840)
Acquisitions[2]	—	—	—
Artisan Funds' distributions not reinvested[3]	(116)	—	(116)
Investment returns and other	2,318	1,820	4,138
Net transfers[4]	(27)	27	—
Ending assets under management	$79,220	$83,170	$162,390
Average assets under management	$80,446	$86,297	$166,743
______________________________________

1 Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, Artisan-branded collective investment trusts and in our own private funds, as well as certain assets managed by the Credit team in custom, investor-driven mandates and assets under advisement for certain strategies for which we provide model portfolios to managed account sponsors.
2 Represents the closing of Grandview Property Partners acquisition.
3 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
4 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of March 31, 2026
(unaudited)

	Composite Inception Date							Average Annual Value-Added [3] Since Inception (bps)
		Strategy AUM (in $MM)[2]	Average Annual Total Returns (%)
Investment Team and Strategy			1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$14,340	10.04%	11.68%	4.64%	11.97%	10.59%	335
MSCI All Country World Index			20.01%	16.56%	9.48%	11.33%	7.24%
Global Discovery Strategy	9/1/2017	$1,026	10.94%	11.37%	4.90%	---	12.41%	442
MSCI All Country World Small Mid Cap Index			21.64%	13.06%	5.86%	---	7.99%
U.S. Mid-Cap Growth Strategy	4/1/1997	$9,364	18.11%	11.42%	2.60%	12.06%	13.98%	439
Russell® Midcap Index			15.98%	13.32%	7.26%	10.90%	10.28%
Russell® Midcap Growth Index			9.56%	12.73%	5.37%	11.68%	9.59%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,642	18.67%	8.49%	(0.93)%	12.25%	10.38%	259
Russell® 2000 Index			25.72%	13.03%	3.77%	9.88%	9.01%
Russell® 2000 Growth Index			23.58%	12.25%	1.62%	9.78%	7.79%
Franchise Strategy	10/1/2024	$911	17.39%	---	---	---	7.31%	(389)
MSCI All Country World Index			20.01%	---	---	---	11.20%
Global Equity Team
Global Equity Strategy	4/1/2010	$393	37.89%	23.85%	11.47%	15.01%	13.45%	390
MSCI All Country World Index			20.01%	16.56%	9.48%	11.33%	9.55%
Non-U.S. Growth Strategy	1/1/1996	$15,456	29.92%	19.08%	10.34%	10.21%	10.24%	467
MSCI EAFE Index			21.27%	13.60%	7.91%	8.37%	5.57%
U.S. Value Team
Value Equity Strategy	7/1/2005	$5,600	8.11%	13.38%	10.12%	12.22%	9.55%	118
Russell® 1000 Index			17.74%	18.12%	11.33%	13.96%	10.61%
Russell® 1000 Value Index			15.87%	14.29%	9.42%	10.57%	8.37%
U.S. Mid-Cap Value Strategy	4/1/1999	$1,898	(1.06)%	5.58%	3.77%	7.92%	11.17%	154
Russell® Midcap Index			15.98%	13.32%	7.26%	10.90%	9.63%
Russell® Midcap Value Index			17.62%	13.13%	7.94%	9.75%	9.63%
Value Income Strategy	3/1/2022	$8	10.34%	11.56%	---	---	6.68%	(525)
S&P 500 Index			17.80%	18.30%	---	---	11.93%
International Value Group
International Value Strategy	7/1/2002	$50,680	16.07%	14.04%	10.79%	10.95%	11.83%	508
MSCI EAFE Index			21.27%	13.60%	7.91%	8.37%	6.75%
International Explorer Strategy	11/1/2020	$1,027	16.75%	12.20%	9.24%	---	14.66%	446
MSCI All Country World Index Ex USA Small Cap			27.82%	13.66%	5.66%	---	10.20%
Global Special Situations Strategy	4/1/2025	$36	9.01%	---	---	---	9.01%	157
ICE BofA Global High Yield Index			7.44%	---	---	---	7.44%
Global Value Team
Global Value Strategy	7/1/2007	$34,861	20.28%	19.47%	11.77%	11.90%	9.88%	296
MSCI All Country World Index			20.01%	16.56%	9.48%	11.33%	6.92%
Select Equity Strategy	3/1/2020	$943	19.94%	19.48%	11.25%	---	14.61%	(103)
S&P 500 Index			17.80%	18.30%	12.06%	---	15.64%
Sustainable Emerging Markets Team
Sustainable Emerging Markets Strategy	7/1/2006	$2,781	37.88%	18.60%	5.68%	10.26%	6.83%	115
MSCI Emerging Markets Index			29.55%	14.82%	3.69%	7.79%	5.68%
Credit Team
High Income Strategy	4/1/2014	$13,543	6.86%	9.61%	5.65%	7.92%	7.08%	225
ICE BofA US High Yield Index			6.90%	8.49%	4.19%	6.05%	4.83%
Credit Opportunities Strategy	7/1/2017	$372	6.69%	15.39%	11.48%	---	12.83%	1,014
ICE BofA US Dollar 3-Month Deposit Offered Rate Constant Maturity Index			4.25%	4.93%	3.43%	---	2.69%
Floating Rate Strategy	1/1/2022	$124	6.26%	8.92%	---	---	6.90%	80
S&P UBS Leveraged Loan Index			4.79%	8.02%	---	---	6.10%
Custom Credit Solutions [4]	7/1/2025	$1,491	---	---	---	---	---	---

Developing World Team
Developing World Strategy	7/1/2015	$3,145	(11.92)%	7.52%	(3.25)%	10.60%	9.07%	318
MSCI Emerging Markets Index			29.55%	14.82%	3.69%	7.79%	5.89%
Antero Peak Group
Antero Peak Strategy	5/1/2017	$2,129	18.96%	20.54%	10.73%	---	17.88%	405
S&P 500 Index			17.80%	18.30%	12.06%	---	13.83%
Antero Peak Hedge Strategy	11/1/2017	$217	16.36%	18.32%	8.94%	---	12.95%	(58)
S&P 500 Index			17.80%	18.30%	12.06%	---	13.53%
International Small-Mid Team
Non-U.S. Small-Mid Growth Strategy	1/1/2019	$4,332	17.52%	6.77%	1.42%	---	9.95%	61
MSCI All Country World Index Ex USA Small Mid Cap			27.77%	14.17%	5.99%	---	9.34%
EMsights Capital Group
Global Unconstrained Strategy	4/1/2022	$1,523	14.26%	11.84%	---	---	11.73%	756
ICE BofA 3-month Treasury Bill Index			4.00%	4.73%	---	---	4.17%
Emerging Markets Debt Opportunities Strategy	5/1/2022	$1,402	14.71%	13.08%	---	---	13.14%	659
J.P. Morgan EMB Hard Currency/Local Currency 50-50			9.98%	7.72%	---	---	6.55%
Emerging Markets Local Opportunities Strategy	8/1/2022	$1,838	17.80%	10.79%	---	---	11.85%	396
J.P. Morgan GBI-EM Global Diversified Index			11.76%	6.84%	---	---	7.89%
Grandview Property Partners [5]
Grandview Property Partners	---	$899	---	---	---	---	---	---

Total Assets Under Management		$172,981
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including pooled investment vehicles, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 18% of our assets under management at March 31, 2026, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 AUM for Artisan Sustainable Emerging Markets, U.S. Mid-Cap Growth, Value Equity and Global Value strategies includes $313.9 million in aggregate for which Artisan Partners provides investment models to managed account sponsors (generally reported on a lag not exceeding one quarter).
3 Value-added is the amount, in basis points, by which the average annual gross composite return of each of our strategies has outperformed or underperformed its respective benchmark. See Forward-Looking Statements and Other Disclosures for further information on the benchmark indexes used. Value-added for periods less than one year is not annualized.
4 Custom Credit Solutions represents assets managed by the Credit team within custom, investor-driven mandates for which there is no combined performance track record. A portion of these assets under management was previously reported under the High Income strategy.
5 Grandview Property Partners' AUM reflects assets managed across Grandview's flagship fund and co-investment program. Performance information for the Grandview Funds is not reported.